 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2018

(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 11th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-844-7637

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders

Zions Bancorporation (the “Company”) held its Annual Meeting of Shareholders on June 1, 2018. At the meeting, shareholders elected 10 directors for a term of one year; ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for 2018; and approved, on a nonbinding advisory basis, the 2017 compensation paid to the Company’s executive officers.

The results were as follows:

1.	Election of 10 director nominees for a one-year term.

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS
Jerry C. Atkin	149,796,533	4,125,586	1,179,262
Gary L. Crittenden	153,170,980	1,727,784	202,617
Suren K. Gupta	154,614,485	288,743	198,153
J. David Heaney	151,880,234	3,019,286	201,861
Vivian S. Lee	152,487,418	2,408,305	205,658
Edward F. Murphy	152,839,098	2,065,484	196,799
Roger B. Porter	150,262,091	4,636,560	202,730
Stephen D. Quinn	149,199,309	4,702,021	1,200,051
Harris H. Simmons	150,004,422	4,886,636	210,323
Barbara A. Yastine	154,633,862	283,411	184,108

2.
Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm to audit the Company’s financial statements for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions
166,838,316	3,161,265	88,077

3.	Approval, on a nonbinding advisory basis, of the compensation paid to the Company’s named executive officers with respect to the fiscal year ended December 31, 2017.

Votes For	Votes Against	Abstentions
149,591,421	5,129,409	380,551

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: June 6, 2018	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel